EXHIBIT NO. 10.3

   CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

             FIRST AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

         This First Amendment to Collaboration and License Agreement (the "First Amendment") dated as of June 29, 2001 (the "First Amendment Effective Date"), is by and between Millennium Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 75 Sidney Street, Cambridge, Massachusetts 02139 ("Millennium") and Aventis Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at Route 202-206, P.O. Box 6800, Bridgewater, New Jersey 08807 ("Aventis").


                                  INTRODUCTION

         WHEREAS, Millennium and Aventis are Parties to a Collaboration and License Agreement, having an Execution Date of June 22, 2000 (the "Collaboration Agreement"); and

         WHEREAS, Millennium and Aventis have determined that it is desirable to amend and restate certain provisions of the Collaboration Agreement as set forth herein, and incorporate additional provisions to the Collaboration Agreement as set forth herein, to reflect further agreements between them.

         NOW, THEREFORE, the Parties hereto, intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

The following definitions shall be added to the Collaboration Agreement or amended, as the case may be. Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the Collaboration Agreement.

1. Section 1.1 of the Collaboration Agreement is hereby amended and restated to read in its entirety as follows:

         "ACTIVE". Active means, (a) with respect to a Small Molecule[**] of a Scientifically-Qualified Target, that the Small Molecule [**] in the case of [**] the Scientifically-Qualified Target with [**] and (b) with respect to a Small Molecule[**] of a Program Target, that the Small Molecule [**] in the case of [**] a Program Target with [**] set forth in the applicable Lead Generation Plan.

2. Section 1.37 of the Collaboration Agreement is hereby amended and restated to read in its entirety as follows:

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         "LEAD COMPOUND FAMILY". Lead Compound Family means, with respect to a
         Lead Compound, such Lead Compound and (i) [**] designated by the JRC pursuant to the procedures set forth in the Section 7.1(a) of the Chemistry SOP, and (ii) all Program Compounds that are [**] of such Lead Compound in the conduct of the Research Program.

         Article 1 of the Collaboration Agreement is hereby amended to add the following additional defined terms:

         "CHEMICAL LIBRARY". Chemical Library means those libraries of Small Molecule compounds Controlled by a Party and made available for the Research Program.

         "CHEMISTRY SOP". Chemistry SOP means the guidelines and procedures set forth in Exhibit A to this First Amendment, as amended from time to time by the JRC.

         "CORPORATE DATABASE". Corporate Database means the database of Small Molecule compounds and other compounds maintained by each Party which database records relevant information (such as, for example, structural information) pertaining to such Small Molecules and other compounds, including without limitation, Small Molecules identified during the Research Program.

         "CORPORATE IDENTIFICATION NUMBER". Corporate Identification Number means the unique number used by a Party to identify a specific Small Molecule or other compound within its Corporate Database.

         "DATABASE FLAG". Database Flag means a descriptor identifying a compound to be part of the Research Program and the status of that Small Molecule in the Research Program, [**] in the Research Program. As of the First Amendment Effective Date, the Database Flags in-use by the Parties are:

                  DEDC:  The Small Molecule is a Dropped EDC Compound.

                  EDC:  The Small Molecule is an Early Development Candidate.

                  EDC BACK-UP: The Small Molecule is identified as a Back-Up Compound in the EDC Data Package.

                  EDC FAMILY: The Small Molecule is identified as a member of an EDC Family in the EDC Data Package.

                  HEP-ROOT: The Small Molecule is a [**] which is used as the basis for the formulation of a HEP Research Plan (as defined in the Chemistry SOP).

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                  JDC:  The Small Molecule is a Joint Development Compound.

                  LC:  The Small Molecule is a Lead Compound.

                  LCF:  The Small Molecule is a member of the Lead Compound
                  Family.

                  PC:  The Small Molecule is a Program Compound.

                  PCF: The Small Molecule is a member of the Program Compound Family.

                  [**]UDC: The Small Molecule is a Unilateral Development Compound.

                  Additional Database Flags may be designated from time-to-time on an as-needed basis upon the approval of the JRC.


         "EDC FAMILY". EDC Family means [**], which are selected by the JRC with guidance from the Joint Research Project Team and the Joint Chemistry Committee.

         "INTERNAL CLEARANCE". Internal Clearance means the internal process conducted by a Party to determine if a specific Small Molecule is subject to an Internal Technology Obligation.

         "INTERNAL TECHNOLOGY OBLIGATION". Internal Technology Obligation means, with respect to a particular Small Molecule, that such Small Molecule has been [**] wherein such [**] (a) [**] pursuant to [**], (b) [**], and (c) as of [**] pursuant to the [**].

         "LEAD GENERATION PLAN". Lead Generation Plan means the detailed research plan approved by the JRC on a Program Target-by-Program Target basis.

         "POSITIVE(S)". Positive means a Small Molecule that is initially identified pursuant to the screening of a Chemical Library and which meets the criteria for a Positive set forth in the applicable Lead Generation Plan.

         "PROGRAM TARGET NOMINATION DATE" Program Target Nomination Date means the first date a Party communicates to the JRC (or its designee), such Party's interest in designating a particular target as a Program
         Target.
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         [**] means, with respect to a Small Molecule, that (i) it is subject to
         [**], or (ii) in the case of a Small Molecule which is nominated for Program Compound status, it is subject to a [**] that such [**] in the Research Program.

3. Section 2.1.1(f) of the Collaboration Agreement is hereby amended to read in its entirety as follows:

         It is also intended, notwithstanding subsection (e) above, that during the Research Program Term, the Parties shall collaborate in making available for the Research Program Small Molecule Chemical Libraries as set forth in the then current Annual Research Plan, with the global objectives of maximizing the quantity and quality of the EDC Compounds with potential utility in the Inflammation Field consistent with the resources allocated to such activities under the Annual Research Plan. Specific procedures [**] and the provision of information related to [**], including, without limitation, [**], are set forth in the [**]; PROVIDED, THAT, except as otherwise provided in this Collaboration and License Agreement, neither Party shall be obligated to disclose to the other Party the chemical structure of any compound in any Chemical Library Controlled by such Party unless and until such compound is identified and confirmed by the Controlling Party to be Active against a Program Target and such compound is not subject to [**] asserted by a Party, or is otherwise designated a Program Compound by the Joint Research Committee.

4. The second sentence of Section 2.4.1 of the Collaboration Agreement is hereby amended to read in its entirety as follows:

         The Parties shall conduct the Research Program in accordance with such project progression guidelines, and in accordance with the procedures set forth in the Chemistry SOP.

4. Section 2.4.5 of the Collaboration Agreement is hereby amended by adding the following text at the end of Section 2.4.5:

         The Parties shall establish a Joint Chemistry Committee, which shall be a sub-committee of the JRC and which shall be responsible for implementing the Chemistry SOP during the Research Program. The Joint Chemistry Committee shall also be responsible for recommending to the JRC revisions to the Chemistry SOP, on an as-needed basis. The Joint Chemistry Committee shall be comprised of an equal number of representatives from each Party. Each Party shall have one vote on the Joint Chemistry Committee, and all decisions of the Joint Chemistry Committee must be made by a vote in the affirmative from both Parties. If the

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         Joint Chemistry Committee is unable to agree on any decision or recommendation before it, the issue shall be resolved by the JRC, and if the JRC is unable to reach unanimous agreement on the matter it shall be resolved pursuant to Article 12. Except as otherwise provided in the immediately preceding five (5) sentences of this Section 2.4.5, the Joint Chemistry Committee shall follow the procedures for formation and membership, administrative matters, decision making and meetings set forth in Section 2.2 hereof.

6. Section 2.5 of the Collaboration Agreement is hereby amended by adding new Section 2.5.6, which shall read in its entirety as follows:

         In the case of a Program Compound, prior to the designation of a Small Molecule as a Program Compound by the Joint Research Committee, the Parties shall conduct Internal Clearance with respect to such Program Compound, as further described in the Chemistry SOP, in order to identify any [**] with respect to such Small Molecule. The Parties shall also determine if there are any Burdened Technology Obligations with respect to the Small Molecule. A proposed Small Molecule will only be permitted into the Research Program after it is determined that such Small Molecule is not subject to [**] and the JRC has evaluated the nature and scope of any Burdened Technology Obligation and accepted such compound as a Program Compound.

7.       Section 3.1.1 is hereby amended to read in its entirety as follows:

         The Joint Research Committee shall notify the Joint Development Committee in writing when a Joint Research Project Team has recommended a Program Compound for EDC Status. Such notification shall (1) identify the Program Compound with specificity, (2) identify the related Program Target, if any, (3) identify [**] Small Molecules as members of the corresponding EDC Family, and (4) identify any existing Back-Up Compounds in accordance with Section 3.9. Such notification shall be accompanied by any pertinent data, information, results and materials relating to the foregoing available to the Joint Research Committee (the "EDC Data Package"). In the case where Back-Up Compounds have not been identified, the notification shall also include a proposed plan for the identification of Back-Up Compounds. With respect to the designated members of the EDC Family, such Small Molecules shall be designated as members of an EDC Family for [**] such Small Molecules [**]: (i) [**], or (ii) the date when [**], or (iii) with respect to a particular member of an EDC Family, the Joint Research Committee (JRC) determines that [**], it being understood that any such [**] shall only occur as otherwise permitted under this Agreement.

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8.       Section 3.9.1 is hereby amended and restated to read in its entirety as follows:

         When a Program Compound is nominated for EDC Status, the EDC Data Package shall either: (a) identify other Program Compounds which shall serve as Back-Up Compounds, or (b) in the case where Back-Up Compounds have not been identified, include a proposed plan for the identification of Back-Up Compounds. Back-Up Compounds identified or to-be-identified shall be based on back-up selection criteria agreed upon by the Joint Research Committee pursuant to 2.4.1.

9. Section 9.1.2(b) is hereby amended and restated to read in its entirety as follows:

         COMPOUND RELATED INVENTIONS. In the event a Party [**] in the conduct of the Research Program [**], then the Party or Parties, as the case may be, shall [**] to the Party or Parties, if any, [**].

10. The first sentence of Section 2.10.2 of the Collaboration Agreement is hereby amended and restated to read in its entirety as follows:

                  Each GT Option and Vaccine Option will expire [**]after the designation of the underlying target as a Program Target by the Joint Research Committee.

11. The first sentence of Section 2.11.2 of the Collaboration Agreement is hereby amended and restated to read in its entirety as follows:

                  Each Antibody Option and Diagnostic Option will expire [**] after the designation of the underlying target as a Program Target by the Joint Research Committee.

CONTINUING EFFECT. Except as specifically modified by this First Amendment, all of the provisions of the Collaboration Agreement are hereby ratified and confirmed to be in full force and effect, and shall remain in full force and effect.

ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. The Collaboration and License Agreement, this First Amendment, and any written agreements executed by both Parties pertaining to the subject matter therein, constitute the entire agreement between the Parties hereto with respect to subject matter hereof and thereof. Said documents supersede all other agreements and understandings between the Parties with respect to the subject matter hereof and thereof, whether written or oral. This First Amendment shall

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be binding upon and shall inure to the benefit of the Parties and their respective heirs, administrators, executors, affiliates, successors and permitted assigns.

HEADINGS. The section headings contained in this First Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of the First Amendment.

COUNTERPARTS. This First Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each Party and delivered to the other Party.

MISCELLANEOUS. This First Amendment shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws. This First Amendment supercedes all prior understandings and agreements, whether written or oral, among the Parties hereto relating to the essence of this First Amendment. If there is a direct conflict between the provisions of the Collaboration and License Agreement and this First Amendment, this First Amendment shall govern. This First Amendment may be amended only by a written instrument executed by each of the Parties.




                      [SIGNATURES APPEAR ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, each of the Parties has caused this First Amendment to be executed as of the date hereof by a duly authorized corporate officer.


                                         AVENTIS PHARMACEUTICALS INC.

                                         By: /s/JOHN ZAWAD

                                         Name:  John Zawad

                                         Title: Vice President
                                                Technology Licensing & Alliances

                                         Date: August 29, 2001


                                         MILLENNIUM PHARMACEUTICALS,
                                         INC.


                                         By: /s/ ALAN CRANE

                                         Name:Alan Crane

                                         Title: SVP, Corporate Development

                                         Date: September 4, 2001